UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 28, 2013

MBIA INC.
(Exact name of registrant as specified in its charter)

Connecticut	1-9583	06-1185706
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

113 King Street, Armonk, New York	10504
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:
914-273-4545

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

⃞ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

⃞ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

⃞ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

⃞ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.     OTHER EVENTS.

MBIA Inc. (the “Company”) disclosed in its Quarterly Report on Form 10-Q for the Quarterly Period ended June 30, 2013 that its wholly owned subsidiary National Public Finance Guarantee Corporation (“National”) had provided the New York State Department of Financial Services with notice of its intention to pay a dividend during the fourth quarter of 2013. The Company announced today that it received a $214 million dividend from National on October 2, 2013 (the “Fourth Quarter Dividend”).

On October 23, 2013 the plaintiffs in the case entitled CQS ABS Master Fund Ltd., et al, v. MBIA Inc. et al  (Civil Action No. 12-cv-6840 (RJS) (S.D.N.Y.)) filed a motion for a preliminary injunction (the “Motion”) seeking to prospectively enjoin National from issuing dividends during the pendency of the litigation.  Although the motion referenced the dividend that the Company previously had disclosed National intended to pay in the fourth quarter of 2013 as described above, that dividend was paid prior to the filing of the Motion, and therefore is not subject to the relief requested by the Motion. The Company will shortly respond to the Motion and believes it is not meritorious and should be denied.  The Company is making this filing in order to address any questions about the Fourth Quarter Dividend in light of the Motion.

As a courtesy, the Company posts on its website under the section “Legal Proceedings,” selected information and documents in reference to selected legal proceedings in which the Company is the plaintiff or the defendant. The Company will not necessarily post all documents for each proceeding and undertakes no obligation to revise or update them to reflect changes in events or expectations. The complete official court docket can be publicly accessed by contacting the clerk’s office of the respective court where each litigation is pending.

FORWARD-LOOKING STATEMENTS

The information contained in this Current Report on Form 8-K should be read in conjunction with our filings made with the Securities and Exchange Commission. This release includes statements that are not historical or current facts and are “forward-looking statements” made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. The words “believe,” “anticipate,” “project,” “plan,” “expect,” “intend,” “will likely result,” “looking forward” or “will continue,” and similar expressions identify forward-looking statements. These statements are subject to certain risks and uncertainties that could cause actual results to differ materially from historical earnings and those presently anticipated or projected, including, among other risks and uncertainties, the possibility that the Company will experience severe losses or liquidity needs due to increased deterioration in its insurance portfolios and in particular, due to the performance of insured credit default swaps that are backed by or reference CMBS pools and CRE CDOs, insured RMBS transactions, and insured ABS CDOs, uncertainty regarding whether the Company will realize, or will be delayed in realizing, insurance loss recoveries expected in disputes with sellers/servicers of RMBS transactions at the levels recorded in its financial statements, the failure to implement our risk reduction and liquidity strategies because of an inability to draw on expected liquidity sources or obtain regulatory approvals, the possibility that loss reserve estimates are not adequate to cover potential claims, the Company’s ability to access capital and the Company’s exposure to significant fluctuations in liquidity and asset values within the global credit markets, in particular in the ALM business, the Company’s ability to fully implement its strategic plan, including its ability to achieve high stable ratings for National or any other insurance subsidiaries, and the Company’s ability to commute certain of its insured exposures, including as a result of limited available liquidity, the possibility that severe fiscal stress will result in credit losses or impairments on obligations of state and local governments that we insure and changes in general economic and competitive conditions. These and other factors that could affect financial performance or could cause actual results to differ materially from estimates contained in or underlying the Company’s forward-looking statements are discussed under the “Risk Factors” section in MBIA Inc.’s most recent Quarterly Report on Form 10-Q, which may be updated or amended in the Company’s subsequent filings with the Securities and Exchange Commission. The Company cautions readers not to place undue reliance on any such forward-looking statements, which speak only to their respective dates. The Company undertakes no obligation to publicly correct or update any forward-looking statement if it later becomes aware that such result is not likely to be achieved.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MBIA INC.

		By:	/s/ Ram D. Wertheim
Ram D. Wertheim
Chief Legal Officer

Date:	October 28, 2013